UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Results of Operations and Financial Condition.

Apollo Commercial Real Estate Finance, Inc.’s (the “Company”) Annual Meeting of Stockholders was held on May 12, 2010, at which 8,612,791 common shares were represented in person or by proxy, approximately 80.79% of the issued and outstanding common shares entitled to vote.

The stockholders elected the seven directors named below for a term expiring in 2011. The votes cast with respect to each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Douglas D. Abbey	5,195,629	23,015	3,394,147
Joseph F. Azrack	5,188,191	30,453	3,394,147
Marc Beilinson	5,196,729	21,915	3,394,147
Alice Connell	5,195,354	23,290	3,394,147
Eric L. Press	5,163,178	55,466	3,394,147
Michael Salvati	5,196,729	21,915	3,394,147
Henry R. Silverman	4,883,603	335,041	3,394,147

Also at the Annual Meeting of Stockholders, stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Stockholders cast 8,559,364 votes for the appointment, 4,753 votes against the appointment and abstained from casting 48,674 votes on the appointment of the independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Stuart A. Rothstein
Chief Financial Officer

Date: May 14, 2010